EXHIBIT 10.16

                        SETTLEMENT AGREEMENT AND RELEASE

   This Settlement Agreement and Release ("Agreement") is made as of December 27, 1996, by and between Mechanical Technology, Inc. ("MTI") and First Albany Companies Inc. ("First Albany").
                                  RECITALS
                                  --------
   WHEREAS, United Telecontrol Electronics, Inc. ("UTE") became indebted to First Commercial Credit Corporation ("FCCC") pursuant to a certain Claim Participation Agreement dated December 21, 1993, as amended by a certain Modification of Claim Participation Agreement dated December 14, 1994 and various letters between MTI and FCCC extending the due date for repayment of the principal amount of this indebtedness until December 31, 1996 (collectively, the "Claim Participation Agreement"); and

    WHEREAS, MTI succeeded to UTE's obligations to FCCC under the Claim Participation Agreement pursuant to a certain Settlement and Claims Agreement, and the Order of the United States Bankruptcy Court for the District of New Jersey approving the same, rendered by the Hon. Stephen A. Stripp, U.S.B.J. dated August 18, 1995; and

    WHEREAS, FCCC became indebted to United Community Insurance Company ("UCIC") pursuant to a certain Term Loan and Security Agreement dated December 21, 1993 (the "Security Agreement"); and

    WHEREAS, FCCC's indebtedness pursuant to the Security Agreement is evidenced by that certain Term Note dated December 21, 1993 payable to UCIC in the principal sum of $5,000,000.00 (the "Term Note"); and

    WHEREAS, pursuant to the Security Agreement, the Term Note is secured by a security interest in all of FCCC's right, title and interest in its accounts, inventory, general intangibles, chattel paper, cash equivalents, documents and instruments, including MTI's debt to FCCC under the Claim Participation Agreement ("MTI Collateral"); and

    WHEREAS, by that certain Order of Liquidation of UCIC entered in the Supreme Court of the State of New York, Schenectady County on November 10, 1995 ("Order of Liquidation"), UCIC was ordered to liquidate and the New York State Superintendent of Insurance was appointed as UCIC's Liquidator (the "Liquidator"); and

    WHEREAS, by that certain letter agreement between First Albany and the Liquidator dated May 7, 1996, as supplemented by a letter dated October 30, 1996, from First Albany to the Liquidator and written notice from First Albany to the Liquidator dated December 23, 1996 (collectively, the "Participation Agreement"), First Albany and the Liquidator represent that First Albany has acquired all of the Liquidator's rights, as a secured party, to the MTI Collateral; and

    WHEREAS, by that certain Notice from First Albany to MTI dated December 27, 1996, First Albany notified MTI to make all of its payments due and owing pursuant to the Claim Participation Agreement to First Albany; and

    WHEREAS, each of the undersigned parties has determined that it is desirable to settle, compromise and resolve all claims against each other arising from MTI's indebtedness pursuant to the Claim Participation Agreement; and

    WHEREAS, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned agree as follows:

    1. In full satisfaction of all of its indebtedness and obligations under the Claim Participation Agreement, MTI shall issue to First Albany One Million (1,000,000) shares of MTI common stock, the receipt and sufficiency of which is hereby acknowledged.

    2. First Albany acknowledges that the shares of MTI common stock being issued to it pursuant to this Agreement have not been registered under the Securities Act of 1933 for issuance to it and are being purchased by it solely for its own account for investment and not for the account of any other person and not for distribution, assignment or resale to others. First Albany further understands that it cannot, and agrees that it will not, transfer the MTI common stock unless the MTI common stock is registered under all applicable securities laws, or unless an exemption from such registration is available. First Albany also understands that MTI is under no obligation to register the MTI common stock on its behalf or to assist it in complying with any exemption from registration, and that a legend will be placed upon the certificates for the shares of MTI common stock issued to it to indicate that the shares may not be sold or transferred unless registered under all applicable securities laws, or unless an exemption from such registration is available.

    3. First Albany hereby releases and forever discharges MTI, its subsidiaries, partners, agents, employees, successors, assigns, heirs, executors and administrators from any and all claims, demands, actions, causes of action, liability suits, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, state and federal, in law or equity, whether known or unknown, asserted or unasserted, suspended or unsuspended, which First Albany may now or hereafter have, or claim to have, for upon or reason by any matter, event, cause or thing whatsoever arising out of, based in whole or in part, relating to or existing by reason of the Claim Participation Agreement.

    4. MTI hereby releases and forever discharges First Albany, its subsidiaries, partners, agents, employees, successors, assigns, heirs, executors and administrators from any and all claims, demands, actions, causes of action, liability suits, debts, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims and demands whatsoever, state and federal, in law or equity, whether known or unknown, asserted or unasserted, suspended or unsuspended, which MTI may now or hereafter have, or claim to have, for upon or reason by any matter, event, cause or thing whatsoever arising out of, based in whole or in part, relating to or existing by reason of the Claim Participation Agreement.

    5. First Albany agrees that it shall contribute to amounts paid or payable by MTI, and its officers and directors, in respect of any losses, expenses, claims, proceedings, judgments or settlements related to or arising out of the transactions described herein ("Losses"), in an amount equal to the amount of such Losses multiplied by forty-five percent (45%). First Albany's obligation pursuant to this paragraph will be limited to a maximum of One Million Five

Hundred Thousand Dollars ($1,500,000.00). As used herein, the term Losses does not include any amounts paid or payable by MTI with respect to any adverse state or federal tax rulings, judgments, claims or settlements related to or arising out of the transactions described herein.

    6. Each party represents and declares that in executing this Agreement, the party has relied solely upon the party's own judgment, belief and knowledge, and the advice and recommendation of the party's own independently selected counsel concerning the nature, extent and duration of the party's rights and claims, and that the party has not been influenced to any extent whatsoever in executing this Agreement by any representations or statements not expressly contained or referred to herein.

     7. The parties hereto acknowledge and agree that this Agreement contains, embodies and constitutes the parties' entire agreement and that this Agreement supersedes all prior understandings and discussions, written or oral, related thereto. In the event of breach of the terms of this Agreement, either party shall have such remedies as may be available for a breach of contract, including an action for specific performance.

     8. No change, addition, deletion or any other modification, oral or written of this Agreement shall be binding upon any of the parties hereto unless and until each party to this Agreement executes a written agreement.

     9. No breach of any provision hereto can be waived by any party, unless in writing. Waiver of any provision hereof cannot be made unless in writing. Waiver of any one breach by a party shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

    10. The undersigned parties have reviewed this Agreement and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

    11. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.

    12. This Agreement may be executed in counterparts, each of which shall be deemed to be one and the same instrument. The parties shall exchange among themselves original counterparts.

Dated:  December 31, 1996             MECHANICAL TECHNOLOGY, INC.


                                      By: /s/ R. Wayne Diesel
                                         -------------------------------------
                                         Name:   R. Wayne Diesel
                                         Title:  Chief Executive Officer



                                      FIRST ALBANY COMPANIES INC.


                                      By: /s/ Stephen P. Wink
                                         -------------------------------------
                                         Name:   Stephen P. Wink
                                         Title:  Assistant Secretary